Exhibit 10.13

VICE PRESIDENT EMPLOYMENT AGREEMENT

THIS VICE PRESIDENT EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this May 18, 2005 (the “Effective Date”), by and between Globus Medical, Inc., a Delaware corporation with its principal office in Montgomery County, Pennsylvania (the “Company”), and Brett Murphy, a resident of Florida (the “Vice President”).

WITNESSETH:

WHEREAS, as a part of employment by the Company, Vice President will have access to confidential and proprietary information of the Company; and

WHEREAS, the Company desires to receive from Vice President certain restrictive covenants regarding confidentiality and certain other covenants each of which is an inducement to Company to employ Vice President and a condition of employment;

NOW, THEREFORE, in consideration of the mutual promises in this Agreement, and other good and valuable consideration, including the employment of Vice President by the Company and the compensation received by Vice President from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Vice President, and Vice President hereby accepts employment. Vice President shall serve as the Vice President of Sales — Latin America AND Area Director — Southern US for the Territory set forth in Exhibit “A” hereto and upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall begin on the Effective Date and shall continue until terminated in accordance with the provisions of Section 5 hereof. The parties hereto agree that this Agreement and Vice President’s employment hereunder shall be considered “at will,” meaning that Vice President’s employment may be terminated by either party for any or no reason at any time and with or without prior notice.

3. DUTIES; SERVICE. Vice President shall faithfully discharge his responsibilities and perform all duties as generally performed by the Vice President of Sales of a comparable entity, including any duties set forth in the Bylaws of the Company related to the position and those duties prescribed from time to time by the Board of Directors. Vice President agrees to devote full time and attention to the performance of his duties and responsibilities on behalf of the Company and in furtherance of its best interests. Vice President agrees to comply with all policies, standards and regulations of the Company now existing or hereafter promulgated. Upon commencing work with the Company, Vice President agrees to immediately resign from the board of directors of any entity that engages in any business that competes with or represents a conflict with the business of the Company as determined in the discretion of the Board of Directors of the Company.

4. COMPENSATION. During the term of this Agreement, Vice President’s compensation shall be determined and paid as follows.

(a)	BASE SALARY. Vice President shall receive a base salary of $9,166.67 per month to be paid on the last day of each month.

(b)

COMMISSIONS. Vice President shall receive as compensation commissions (“Commissions”) based on net sales in the Territory according to a commission plan developed by the Company for Vice President. Terms of this commission plan are subject to change at the Company’s sole discretion. Company will pay Commissions to Vice President, net of any Minimum Commission Draw already paid, by the 15th of the following month. In addition, Company will produce a report accounting for sales within the Territory and applicable Commissions earned. All payments for Commissions or Minimum Commission Draws will be less federal, state and local payroll taxes and other withholdings legally required or properly requested by Vice President, in accordance with the Company’s regular payroll practices and procedures.

Vice President will also receive a special incentive commission based on sales outside of the Territory, as defined further in the offer letter signed by Vice President and included herein as Exhibit D.

(c)	MINIMUM COMMISSION DRAW. Vice President shall not receive a draw against commissions earned each month (“Minimum Commission Draw”).

(d)	INCENTIVE BONUS. Vice President will participate in a quarterly incentive plan (“Bonus Plan”). Subject to the Company’s financial ability and the Vice President’s performance, Vice President may receive up to $15,000 per quarter from the Bonus Plan, at the sole discretion of the Company.

(e)	STOCK OPTIONS. Company shall grant Vice President an option to purchase 20,000 shares of Company’s Common Stock according to the Notice of Stock Option Grant attached as Exhibit C hereto. Furthermore, Vice President will qualify for consideration to receive additional stock option grants for calendar years 2006 and 2007, based on performance, in the amount of 5,000 shares for each year. (Strike price to be fair market value of stock at time option is granted.)

(f)	BENEFITS. Vice President shall receive such other benefits as are provided from time to time to other employees of the Company. Such benefits will be provided and administered in accordance with the terms of any such benefit plans. All Company benefits are subject to termination or amendment by the Company without advance notice to or consent from Vice President.

(g)	VACATION. Vice President shall be entitled to two (2) weeks of paid vacation per calendar year, to be accrued and used in accordance with the vacation policy of the Company.

(h)	BUSINESS EXPENSES. The Company will pay all reasonable expenses incurred by Vice President directly related to conduct of the business of the Company, provided that Vice President complies with the policies for reimbursement or advance of business expenses established by the Board of Directors of the Company.

5. TERMINATION. Vice President’s employment hereunder may be terminated as follows.

(a) VOLUNTARY RESIGNATION BY VICE PRESIDENT. Vice President may terminate his employment by delivery of written notice to the Company. Such notice shall be delivered at least fourteen (14) days in advance of the intended effective date.

(b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Vice President’s employment by delivery of written notice to Vice President.

(c) TERMINATION BY THE COMPANY FOR CAUSE. While Vice President is employed by the Company, the Company may terminate Vice President’s employment “for cause,” as hereinafter defined, immediately upon written notice to Vice President. “Cause” shall be decided by a majority vote of the Board of Directors of the Company other than Vice President and shall mean:

(i) Any material breach of the terms of this Agreement by Vice President;

(ii) The failure of Vice President to diligently and properly perform his duties for the Company; or

(iii) The failure of Vice President to comply with the policies and/or directives of the Board of Directors, which failure, if curable, is not cured within ten (10) days after written notice of such failure has been given to Vice President; or

(iv) Any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by Vice President that is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation; or

(v) Any failure by Vice President to fully disclose any material conflict of interest he may have with the Company in a transaction involving the Company which conflict is materially detrimental to the interest of the Company; or

(vi) Any adverse act or omission that would be required to be disclosed pursuant to securities laws or that would limit the ability of the Company or any entity affiliated with the Company to sell securities under any Federal or state law or that would disqualify the Company or any affiliated entity from any exemption otherwise available to it, all of which are deemed for purposes of this Agreement to be materially detrimental to the interests and well-being of the Company.

(d) OTHER TERMINATION BY THE COMPANY. While the Company employs Vice President, the Company may immediately terminate this Agreement upon the occurrence of any of the following events.

(i) This Agreement and Vice President’s employment hereunder shall immediately terminate without notice in the event of death of the Vice President; provided such termination shall not prejudice any benefits payable to Vice President’s beneficiaries that are fully vested as of the date of death.

(ii) This Agreement and Vice President’s employment hereunder shall immediately terminate upon written notice to Vice President if Vice President is unable, due to a disability, to perform the essential functions of his job, with or without a reasonable accommodation, for a period of sixty (60) days; provided that such termination shall not prejudice any benefits payable to Vice President or Vice President’s beneficiaries that are fully vested as of the termination date.

(iii) This Agreement shall terminate in the event of the liquidation, dissolution or discontinuance of business by the Company or the filing of any petition by or against the Company under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within sixty (60) days after filing.

(e) TERMINATION BY VICE PRESIDENT FOR GOOD REASON. During the Initial Term and thereafter, Vice President may terminate his employment under this Agreement at any time for “Good Reason.” For purposes of this Agreement, “Good Reason” means:

(i) Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities of Vice President, which change or diminution is not corrected within thirty (30) days after written notice of such failure has been given to the Company; or

(ii) Failure of the Company to pay Vice President any Base Salary that have become due and payable within thirty (30) days after Vice President has given the Company written demand therefor.

6. PAYMENTS ON TERMINATION. Upon termination of this Agreement and Vice President’s employment hereunder for any reason, all salary and unreimbursed expenses due as of the date of termination shall be paid to Vice President on the Company’s next regular payday.

7. CONFIDENTIALITY. Vice President acknowledges that, as a result of his employment by the Company, he will have access to, be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, the Company’s trade secrets, products, systems, programs, procedures, manuals, guides (as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer information, technical information on the performance and reliability of the Company’s products and the development or acquisition of future products or product enhancements by the Company) and lists of customers, as well as the nature and type of the service rendered by the Company and the fees paid or expected to be paid by the Company’s customers. Vice President further acknowledges that any information and materials received by the Company or Vice President from third parties in confidence (or subject to nondisclosure covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 7. As a material inducement to the Company to employ Vice President and pay Vice President compensation as set forth herein, Vice President covenants and agrees that he shall not, except with the prior written consent of the Board of Directors of the Company, at any time during or following the termination of his employment with the Company, directly or indirectly, divulge, use, reveal, report, publish, transfer or disclose, for any purpose whatsoever except on behalf of the Company, any of such confidential information that has been obtained by or disclosed to him as a result of his employment with the Company, including, without limitation, any Proprietary Information, as defined in Section 8 hereof. The aforementioned obligation of confidentiality and nondisclosure shall not apply when:

(a) The information disclosed to Vice President was in the public domain at the time of disclosure, or at any time after disclosure has become part of the public domain by publication or otherwise through sources other than Vice President, directly or indirectly, and without fault on the part of Vice President in failing to keep such information confidential; or

(b) Disclosure is required by law or court order, provided Vice President gives the Company prior written notice of any such disclosure; or

(c) Disclosure is made with the prior written agreement of the Board of Directors of the Company; or

(d) The information was in Vice President’s possession prior to the Effective Date, as shown by records in existence prior to such date; or

(e) The information is lawfully disclosed to Vice President after the termination of his employment by a third party who is under no obligation of confidentiality to the Company with respect to such information; or

(f) Such information is independently developed by Vice President subsequent to the termination of his employment with the Company, as demonstrated by records of Vice President that are contemporaneously maintained.

8. DEFINITION OF PROPRIETARY INFORMATION. For purposes of this Agreement, the term “Proprietary Information” shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) that Vice President receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his employment with the Company, in the course of his employment with the Company or through the use of any of the Company’s facilities or resources, not including materials and information Vice President possessed when he joined the Company.

(a) Manufactured products, assembled or unassembled, and related goods or systems thereof and any and all future products developed or derived therefrom.

(b) With respect to the items described in Section 8(a) above, all hardware and software relating to their design or manufacture; all source and object codes to such software; all specifications, design concepts, documents and manuals; and all security systems relating to the product or procedures.

(c) Trade secrets, production processes, marketing techniques, software programs, marketing plans, formulae, data, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information, pricing strategies and other materials or information relating to the manner in which the Company does business.

(d) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, source codes, object codes, designs, drawing and specifications.

(e) Any other materials or information related to the business or activities of the Company that are not generally known to others engaged in similar businesses or activities.

(f) Any other material or information that has been created, discovered or developed, or otherwise become known to the Company that has commercial value in the business in which the Company is engaged.

(g) All ideas that are derived from or relate to Vice President’s access to or knowledge of any of the above-enumerated materials and information.

Failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information under the terms of this Agreement.

9. OWNERSHIP OF INFORMATION AND INVENTIONS.

(a) Assignment of Rights. Vice President hereby assigns to the Company all of Vice President’s rights, title and interest in any idea (whether or not patentable or protectable by copyright), invention, computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which Vice President may have aided development, while employed by the Company, including, without limitation, any Proprietary Information. If one or more of the aforementioned are deemed in any way to fall within the definition of “work made by hire” as such term is defined in 17 U.S.C. § 101, such work shall be considered “work made for hire,” the copyright of which shall be owned solely by, and assigned or transferred completely and exclusively to the Company. Vice President agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after Vice President’s employment with the Company) in order to more fully vest in the Company all ownership rights in those items hereby or thereby transferred by Vice President to the Company. Vice President further agrees to disclose immediately to the Company all Proprietary Information conceived of or developed in whole or in part by him during the term of his employment with the Company and to assign to the Company any right, title or interest he may have in such Proprietary Information.

(b) Reservation of Rights. Notwithstanding anything in this Agreement to the contrary, the obligation of Vice President to assign or offer to assign his rights in an invention to the Company shall not extend or apply to an invention that Vice President developed entirely on his own time without using the Company’s equipment, supplies, facility or trade secret information unless such invention (i) relates to the Company’s business or actual or demonstrably anticipated research or development, or (ii) results from any work performed by Vice President for the Company. Vice President shall bear the burden of proof in establishing that any invention qualifies for exclusion under this Section 9(b). With respect to Section 9(b), it is agreed and acknowledged that during

Vice President’s employment, the Company may enter other lines of business that are related or unrelated to its current lines of business, in which case this Agreement would be expanded to cover such new lines of business.

10. RESTRICTIVE COVENANTS

(a) Non-competition. During Vice President’s employment with the Company and for a period of one year thereafter, Vice President will be subject to certain restrictive covenants with respect to competitive activities. These restrictions are governed by a separate “No Competition and Non-Disclosure Agreement” entered into by the Company and Vice President and included herein as Exhibit B.

(b) Non-recruitment, non-solicitation of employees. During Vice President’s employment with the Company and for a period of one year thereafter, Vice President will be subject to certain restrictive covenants with respect to solicitation of Company’s employees. These restrictions are governed by a separate “No Competition and Non-Disclosure Agreement” entered into by the Company and Vice President and included herein as Exhibit B.

(c) Non-solicitation. During Vice President’s employment with the Company and for a period of one year thereafter, Vice President will be subject to certain restrictive covenants with respect to solicitation of Company’s customers or medical personnel who utilize Company’s products at hospitals and medical centers who are Company’s customers. These restrictions are governed by a separate “No Competition and Non-Disclosure Agreement” entered into by the Company and Vice President and included herein as Exhibit B.

(d) Notification of Subsequent Employment. If, during Vice President’s employment with the Company or for a period of one year thereafter, Vice President becomes employed on his own or becomes an employee or independent contractor of any other individual or entity, Vice President will notify the Company in writing no later than five days after the commencement of such employment. The notification shall include, but shall not be limited to, the name, address, and nature of the business of the individual or entity with which Vice President has become employed.

(e) Modification by Court. If, for any reason, a forum of competent jurisdiction shall find that any provision set forth in this Section 10 is unreasonable in duration, in geographic scope, or in any other aspect, then the forum may modify the provision to the minimum extent necessary to make it consistent with applicable law. Any such modification shall apply only to the operation and application of such provision in the particular jurisdiction in which the modification is made.

(f) Time. The length of time for any restrictive covenant set forth in this Section 10 shall not run during any litigation or proceeding contesting or enforcing such covenant.

(g) Acknowledgment. Vice President acknowledges and agrees that the restrictive covenants set forth in this Section 10 impose a reasonable restraint on the Vice President in light of the activities and Business of the Company. Vice President further acknowledges and agrees that the restrictive covenants set forth in this Section 10 shall not prevent him from earning a livelihood upon the termination of his employment with the Company and merely prevent unfair competition with the Company for a limited period of time and protect legitimate interests that the Company has in its good will, investments in training, and trade secret or confidential information. Vice President acknowledges and agrees that the Company would not employ the Vice President, train the Vice President, or provide the Vice President with access to the trade secrets or confidential information of the Company unless the Vice President were willing to agree to the restrictive covenants set forth in this Section 10.

11. VICE PRESIDENT REPRESENTATIONS.

(a) Vice President represents that his performance of all of the terms of this Agreement does not and will not breach any arrangement to keep in confidence information acquired by Vice President in confidence or in trust prior to Vice President’s employment by the Company. Vice President represents that he has not entered into, and agrees not to enter into, any agreement either oral or written in conflict herewith.

(b) Vice President understands as part of the consideration for this Agreement and for Vice President’s employment or continued employment by the Company, that Vice President has not brought and will not bring with Vice President to the Company, or use in the performance of Vice President’s duties and responsibilities for the Company or otherwise on its behalf, any materials or documents of a former employer or other owner that are generally not available to the public, unless Vice President has obtained written authorization from the former employer or other owner for their possession and use and has provided the Company with a copy thereof.

(c) Vice President understands that during his employment for the Company he is not to breach any obligation of confidentiality that Vice President has to a former employer or any other person or entity and agrees to comply with such understanding.

12. RECORDS. All notes, data, tapes, reference materials, sketches, drawings, memoranda, models and records in any way relating to any of the Proprietary Information or to the Company’s business shall belong exclusively to the Company, and Vice President agrees to turn over to the Company all such materials and all copies and reproduction capabilities concerning such materials or compilations of information therefrom in his possession or then under his control at the request of the Company or, in the absence of such request, upon the termination of Vice President’s employment with the Company.

13. WAIVER. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times.

14. REMEDY. Vice President understands and agrees that the Company will suffer irreparable harm in the event that Vice President breaches any of his obligations under Sections 7 through 10 hereof and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, Vice President agrees that, in the event of a breach or threatened breach by Vice President of any of such provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to injunctive relief in order to prevent or to restrain any such breach by Vice President, or by Vice President’s partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

15. RECOUPMENT OF PROFITS. Vice President covenants and agrees that, if he shall violate any of his covenants or agreements under this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that Vice President directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; and that such remedy shall be in addition to and not in limitation of any other remedy, including without limitation, damages for lost profits of the Company or any affiliates of the Company, injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

16. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provision (or remaining part thereof) or the enforceability thereof under different circumstances.

17. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, without reference to the choice of law or conflict of law provisions of such laws, provided that federal law shall govern copyright, patent and trademark issues. The parties further agree that the state or federal courts within 40 miles of Philadelphia, Pennsylvania shall adjudicate any disputes related to this Agreement. The parties hereto consent to the personal jurisdiction of such courts.

18. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of Vice President, to the last known address as shown on the Company’s records, and in the case of the Company, to its principal office in the Commonwealth of Pennsylvania.

19. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and permitted assigns. Vice President may not assign any of his rights or delegate any of his duties under this Agreement.

20. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understandings by and between the Company and Vice President with respect to the covenants herein described, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto.

21. CAPTIONS. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

22. SURVIVAL OF COVENANTS. The provisions set forth in Sections 7 through 15 hereof shall survive the termination of this Agreement and any period of applicability stated therein shall be extended to the extent of any period of time during which the Vice President is in violation thereof.

IN WITNESS WHEREOF, the parties have executed this Vice President Employment Agreement effective as of the day and year first above written.

GLOBUS MEDICAL, INC.

By:	/s/ Dave Demski
Name: Dave Demski
Title: CFO

VICE PRESIDENT

/s/ Andrew Brett Murphy (SEAL)
Name: Alexander Brett Murphy

EXHIBIT A

TERRITORY

VP Latin America: Mexico plus All Countries in Central and South America

US Area Director Territory: Louisiana, Texas, Oklahoma, Arkansas, Tennessee, Mississippi

EXHIBIT B

NO COMPETITION AND NON-DISCLOSURE AGREEMENT

GLOBUS MEDICAL, INC.

NO COMPETITION AND NON-DISCLOSURE AGREEMENT

This No Competition and Non-Disclosure Agreement (“NCND Agreement”) is made and entered into between Globus Medical, Inc. (the “Company”) and Brett Murphy (“Employee”) effective June 1, 2005 (“Effective Date”).

ACKNOWLEDGEMENTS & DEFINITIONS

A.	The Company is engaged in the design, development, production, distribution and sale of products and services for spine surgery (“Products”).

B.	Employee performs services for and on behalf of the Company, either as a direct employee or through an independent service contract, for which Company compensates Employee. For purposes of this NCND Agreement the Employee’s performance of services and receipt of compensation from the Company will be defined as the Employment Agreement (the “Employment Agreement”) between the Employee and the Company, whether or not a written employment agreement exists between the Employee and the Company governing said services and compensation.

C.	For purposes of this NCND Agreement, the No Competition Territory (“No Competition Territory”) shall be defined as the geographic area assigned to the Employee within the most recent 12 months of their employment. In the event that the Employee has been assigned certain accounts and not a geographic area, the No Competition Territory shall be defined as the geographic area within a 10-mile radius of each assigned account. In the event the Employee has not been assigned specific accounts or a specific geographic region, the No Competition Territory shall be defined as the United States of America.

D.	Employee has received good and sufficient consideration from Company, including one or more of the following: an offer of employment; continued employment; salary; health insurance benefits; bonuses; sales commissions; and stock options.

E.	For purposes of this NCND Agreement, Medical Personnel (“Medical Personnel”) shall be defined as orthopedic surgeons, neuro-surgeons, physicians, nurses and other medical personnel involved in the implantation and other handling and usage of the Products.

F.	For purposes of this NCND Agreement, Hospitals (“Hospitals”) shall be defined as hospitals, surgery centers, medical centers and other health care facilities that purchase Products and the location at which Medical Personnel perform services related to the implantation and other handling and usage of the Products.

G.	Employee will have access to confidential, proprietary and trade secret information (“Confidential Information”) belonging to the Company, including Confidential

Information developed by the Employee (see Section 2.2 below). Such Confidential Information includes, but is not limited to: customer lists; product specifications and attributes; pricing information; technology development plans; forecasts; financial information; sales strategies and techniques; business records; models; prototypes; schematics; manuals; handbooks; literature; vendors; business terms between Company and suppliers; business terms between Company and Hospitals; business terms between Company and distributors; business terms between Company and Medical Personnel. Employee acknowledges that Company owns such Confidential Information and that Employee has no ownership interest in such Confidential Information. Furthermore, Employee acknowledges that the disclosure of such Confidential Information to unauthorized third parties, including Competitive Companies (as defined below) would cause great and irreparable harm to the Company. Furthermore, Employee acknowledges that Company has a legitimate business interest in the protection of the Confidential Information.

H.	Employee will receive information and be trained in the highly technical, competitive and specialized business of spine surgery and spinal implants and instrumentation.

NO COMPETITION & NO SOLICITATION COVENANT

1.1	Competitive Activity. For purposes of this NCND Agreement, Competitive Activity (“Competitive Activity”) shall be defined as participation in, performance of services for, employment by, ownership of any interest in, or assistance, promotion or organization of, any person, partnership, corporation, firm, limited liability company, association or other business entity that manufactures, sells, markets or distributes products or services used in spine surgery (“Competing Company”); provided that the purchase for investment of not more than five (5%) percent of the total capital stock of such Competing Company whose stock is publicly traded shall not constitute a Competitive Activity.

1.2	No Competition Period. For purposes of this NCND Agreement, the No Competition Period (“No Competition Period”) shall be during the term of the Employment Agreement and the 12-month period immediately following the termination of the Employment Agreement.

1.3	No Competition or Solicitation Covenant. Employee agrees not to engage in any Competitive Activity with any Competing Company during the No Competition Period in the No Competition Territory. Furthermore, during the No Competition Period, Employee agrees not to directly or indirectly, either for the Employee’s benefit or the benefit of another entity, solicit, call on, interfere with, or attempt to divert, entice away, sell to or market to any customer, Hospital or Medical Personnel in the No Competition Territory.

1.4

No Solicitation of Company’s Employees or Employees. During the No Competition Period, Employee agrees not to directly or indirectly, either for the Employee’s benefit or the benefit of another entity, employ or offer to employ in any capacity; contact or recommend for employment with a Competitive Company; contact or recommend for the purposes of entering into a contractual relationship with a Competitive Company; solicit, call on, interfere with, or attempt to divert, or entice away; any individuals who were employees, independent contractors, representatives or employees of the Company or of any of the Company’s distributors on the date that the Employment Agreement was terminated or for the 12-month period immediately preceding the termination of the Employment Agreement.

NON-DISCLOSURE COVENANT

2.1	Use of Confidential Information. Both during the term of the Employment Agreement and after the termination of the Employment Agreement, Employee agrees not to use any Confidential Information except as required to perform its obligations as an Employee of the Company, or disclose to any individual, corporation, partnership or other entity any Confidential Information belonging to the Company, unless Employee is required to make such disclosure pursuant to judicial process. Notwithstanding the foregoing, immediately upon receipt of subpoena or other judicial process requiring disclosure of Confidential Information belonging to Company, Employee shall deliver written notice and a complete copy of such process to the Company and before responding to such process, allow the Company to take such action as they may deem appropriate under the circumstances to protect their interests in the Confidential Information requested for disclosure.

2.2	Development of Intellectual Property. Employee may make, discover or develop inventions, ideas, trade secrets, financial materials, computer programs, discoveries, developmental improvements, know-how, processes and devices related to or used in the conduct of Employee’s performance of services for and on behalf of the Company (“Developments”). The Employee agrees to disclose fully and promptly to the Company any said Developments. Furthermore, Employee agrees that the Company is the sole and exclusive owner of said Developments; the Employee retains no ownership in said Developments; and said Developments become part of the Company’s Confidential Information for purposes of this NCND Agreement. Company and Employee agree that if the Developments or any portion thereof are copyrightable, it shall be deemed “work for hire” as such term is defined in the U.S. Copyright Act. The Employee shall execute and deliver to the Company any and all licenses, applications, assignments and other documents and take any and all actions that the Company may deem necessary or desirable to protect Company’s ownership rights in said Developments.

2.3	Handling and Return of Confidential Information. Employee shall not physically or electronically remove or make copies of any Confidential Information owned by the Company, except as required by the Employee to properly fulfill their responsibilities as an Employee of the Company. Upon the termination of the Employment Agreement, Employee shall immediately return to the Company any and all Confidential Information in their possession, including any and all copies of said Confidential Information.

2.4	Fiduciary Duties. Employee agrees that Employee shall treat all Confidential Information entrusted to Employee by Company as a fiduciary, and Employee accepts and undertakes all the obligations of a fiduciary, including good faith, trust, confidence and candor, to maintain, protect and develop Confidential Information for the benefit of Company.

2.5	Confidential Information of Others. Employee hereby represents and warrants to the Company that Employee is not bound by any agreement, understanding or restriction, (including, but not limited to any covenant restricting competition or agreement related to the confidential and proprietary information and trade secrets of any third party), that is inconsistent with or prevents or limits the Employee’s ability to fulfill their obligations under the Employment Agreement. Furthermore, Employee hereby represents and warrants to the Company that the execution and performance of the Employment Agreement will not result in or constitute a breach of any term or condition of any other agreement the Employee is bound by. In their performance of their duties and obligations under the Employment Agreement, Employee agrees not to disclose the confidential and proprietary information or trade secrets of any third party to the Company.

REMEDIES

3.1	Right to Specific Relief. Company and Employee recognize and acknowledge that the limitations set forth in this NCND Agreement are properly required for the adequate protection of the business of the Company, and that violation of any of the provisions of this NCND Agreement will cause irreparable injury for which money damages are neither adequate nor ascertainable. Accordingly, Company shall have the right to have the provisions of this NCND Agreement specifically enforced by a court of competent jurisdiction, in addition to any other remedies which Company may have, and Employee hereby consents to the entry of an injunction or other similar relief without the necessity of posting a bond or other financial insurance. Furthermore, Company shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees) incurred in enforcing its rights under this NCND Agreement.

OTHER MATTERS

4.1	Entire Agreement. This NCND Agreement constitutes the entire agreement between the parties relating to the specific matters covered by this NCND Agreement and supersedes all prior agreements, whether written or oral. No modifications or waiver of any part of this NCND Agreement shall be binding upon either party unless in writing.

4.2	Waiver. The waiver of a breach of any provision of this NCND Agreement by any party shall not operate or be construed as a waiver of any provision of this NCND Agreement or consent of any subsequent breach.

4.3	Severability. If any term or provision of this NCND Agreement shall be determined invalid or unenforceable to any extent or in any application, then the remainder of this NCND Agreement shall not be affected thereby, and such term or provision shall be deemed modified to the minimum extent necessary to make it consistent with applicable 1aw, except to such extent or in such application, shall not be affected thereby, every term and provision of this NCND Agreement as so modified if necessary, shall be enforced to the fullest extent and in the broadest application permitted by law .

4.4	Governing Law. In order to maintain uniformity in the interpretation of this NCND Agreement the parties have expressly agreed that this NCND Agreement, the parties' performance hereunder and the relationship between them shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles thereof regarding conflicts of laws.

4.5	Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and permitted assigns.

IN WITNESS WHEREOF, the undersigned have executed this NCND AGREEMENT, intending to be bound under their seals, effective as of the day and year set forth below.

COMPANY: Globus Medical, Inc.		EMPLOYEE:

By:	/s/ David Demski	By:	/s/ Brett Murphy

DATE:		DATE:

6/29/05		1 June 2005

EXHIBIT C

NOTICE OF STOCK OPTION GRANT

GLOBUS MEDICAL, INC.

2003 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of Globus Medical, Inc. (the “Company”), as follows:

Date of Grant	6/1/05

Vesting Commencement Date	6/1/05

Exercise Price per Share	$1.00

Total Number of Shares Granted	20,000

Total Exercise Price	$20,000.00

Type of Option:	X Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:	10 Years/ 6/1/15

Vesting Schedule:	Subject to accelerated vesting as set forth in the Plan or in the Stock Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule: 1/48th of the shares subject to the Option shall vest at the end of each month subsequent to the Vesting Commencement Date; provided that such optionee remains an employee of the Company as of each such vesting date. All remaining shares will immediately vest in the event that the Company is acquired.

Termination Period:	Option may be exercised for up to 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date); provided that terminations “For Cause” are governed by the Plan, which provides for immediate termination of the Option upon such termination “For Cause.”

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Globus Medical, Inc. 2003 Stock Plan (the “Plan”) and the Stock Option Agreement, all of which are attached and made a part of this document.

Dated: 1 June 2005

OPTIONEE:	GLOBUS MEDICAL, INC.

/s/ Andrew Brett Murphy	By:	/s/ David Demski

Andrew Brett Murphy	Name:	David Demski
Print Name
	Title:	CFO

GLOBUS MEDICAL, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Globus Medical, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Globus Medical, Inc. 2003 Stock Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, or any successor provision.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 8 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(a)(iii).

(iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee’s Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.	cash;

b.	check; or

c.	at the discretion of the Board or Committee, any other method permitted by the Plan.

5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan and the Shares covered by this Option have been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Termination of Relationship. In the event of termination of Optionee’s employment or consulting relationship with the Company, Optionee may, to the extent otherwise so entitled at employee or date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee’s consulting or employment relationship or as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code or any successor provision), Optionee may, but only within twelve (12) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

8. Death of Optionee. In the event of the death of Optionee during the term of this Option and, with respect to a Consultant, during such Consultant’s continuing consulting relationship with the Company or within 90 days of termination of Consultant’s relationship with the Company and, with respect to an employee, during such employee’s employment relationship with the Company or within 90 days of termination of such employee’s relationship with the Company, the Option may be exercised, at any time within twelve (12) months following the date of termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that Optionee was entitled to at the date of death.

9. Nontransferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant and the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) stockholders shall apply to this Option.

11. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If the Optionee is an employee, the Company will be required to withhold from Optionee’s compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee’s current compensation.

12. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the United States federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT PURPORT TO ADDRESS OR SUMMARIZE THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF EXERCISE OF THIS OPTION OR DISPOSITION OF THE SHARES. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of adjustment to the alternative minimum tax for federal tax purposes in the year of exercise and may subject the Optionee to the alternative minimum tax.

(b) Exercise of Nonstatutory Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one-year after exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) in an amount equal to the excess of the lesser of (1) the fair market value of the Shares on the date of exercise, or (2) the sale price of the Shares over the Exercise Price paid for those shares. The Company will also be allowed a deduction equal to any such amount recognized, subject to the requirement that the compensation be reasonable.

(d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

13. Company’s SAR Option upon Termination prior to IPO. Notwithstanding anything to the contrary in Section 2 hereof, in the event that the Company receives a notice from Optionee requesting exercise of the option after or in connection with the termination of such optionee’s employment with the Company at any time prior to the first registration statement for the sale of its Common Stock to the public under the Securities Act, the Company shall have the irrevocable, exclusive right for a period of ninety (90) days from the date of such notice (the “SAR Option”), to cause the option to be surrendered in exchange for payment of an amount (the “SAR Amount”) equal to the difference between the purchase price payable for the Shares hereunder and the fair market value of the shares as of the date of termination of the Optionee’s status as an employee. The “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices on the Common Stock in private transactions negotiated at arms’ length, but determined without regard to any restriction on the Shares other than a restriction that, by its terms will never lapse. The SAR Amount shall be paid, at the Company’s option, (i) by delivery of a check in the amount of the SAR Amount, (ii) by cancellation of any amount of the Optionee’s indebtedness to the Company equal to the SAR Amount, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such SAR Amount.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE EXERCISE OF THE COMPANY’S SAR OPTION WILL CONSTITUTE A DISQUALIFYING DISPOSITION OF THE OPTION SO THAT THE SAR AMOUNT RECEIVED WILL BE TREATED FOR TAX PURPOSES AS ORDINARY INCOME TO THE OPTIONEE. WITH THIS UNDERSTANDING, OPTIONEE AFFIRMS THE GRANT OF THE SAR OPTION TO THE COMPANY IN CONNECTION WITH OPTIONEE’S RECEIPT OF THE OPTION. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK OPTION PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

14. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed Optionee or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 90 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

15. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE ISSUER’S STOCK PLAN AND THE STOCK OPTION AGREEMENT RELATING TO THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Optionee or other transferee to whom such Shares shall have been so transferred.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

18. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

19. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

20. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21. 2003 Stock Plan. Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Option.

*        *        *         *        *        *        *        *         *        *

EXHIBIT A

GLOBUS MEDICAL, INC.

EXERCISE NOTICE

Globus Medical, Inc.

Attention: Secretary

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase             shares of the Common Stock (the “Shares”) of Globus Medical, Inc. (the “Company”) under and pursuant to the Company’s 2003 Stock Plan, as amended (the “Plan”) and the      Incentive      Nonstatutory Stock Option Agreement dated                  ,         (the “Option Agreement”). The purchase price for the Shares shall be $        as required by the Option Agreement. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee’s own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company’s Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Federal Restrictions on Transfer. Optionee understands that the Shares have not been registered under the Securities Act and therefore cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the Securities Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be paid for and then be held for at least one year (and in some cases two years) before they may be resold under Rule 144.

5. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal pursuant to the Option Agreement. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Notice of Grant/Option Agreement and any Investment Representation statement executed and delivered to Company by Optionee shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	Globus Medical, Inc.

By:
Name:
Title:

Address:	Address:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:

COMPANY	:	Globus Medical, Inc.

SECURITY	:	Common Stock

AMOUNT	:	Shares

In connection with the purchase of the above-listed Securities, I, the Optionee, represent to the Company the following.

1. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is purchasing the securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Optionee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.

3. Optionee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Optionee understands that the Company is under no obligation to register the securities. In addition, Optionee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

4. Optionee is familiar with the provisions of Rules 144, 144(k) and 701, promulgated under the Securities Act, that permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a nonpublic offering, subject to the satisfaction of certain conditions.

In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the securities exempt under Rule 701 may be resold by the Optionee 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act); and (b) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable.

If the purchase of the securities does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Optionee in certain limited circumstances subject to the provisions of Rule 144, which require: (a) the availability of certain public information about the Company; (b) the resale occurring not less than one year after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities to be sold; and (3) in the case of an affiliate, or of a nonaffiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act) and the amount of securities being sold during any three-month period not exceeding the specified limitations.

If all of the requirements of Rule 144 are not satisfied, Optionee may be able to sell the securities without registration pursuant to the exemption contained in Rule 144(k), provided that the resale occurs not less than two years after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities.

5. Optionee further understands that at the time Optionee wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rules 144 or 701, and that, in such event, Optionee would be precluded from selling the securities under Rules 144 or 701 even if the one-year minimum holding period had been satisfied; however, Optionee may be able to sell the securities pursuant to the exemptions contained in Rule 144(k) if the two-year holding period has been satisfied.

6. Optionee further understands that in the event all of the applicable requirements of Rules 144, 144(k) or 701 are not satisfied, registration under the Securities Act or some registration exemption will be required; and that, notwithstanding the fact that Rules 144, 144(k) and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144, 144(k) or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their brokers who participate in such transactions do so at their own risk.

Date	Signature of Optionee: